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                                                                  Exhibit (1)(b)

                                   THE GALAXY FUND


                                   Amendment No. 1

                                          TO

                                 DECLARATION OF TRUST


          I, W. Bruce McConnel, III, do hereby certify as follows:

                    1. That I am duly elected Secretary of The Galaxy Fund, a Massachusetts business trust (hereinafter called the ("Trust");

          2. That in such capacity I have examined records of actions taken by the Board of Trustees of the Trust;

          3. That the existing trustees of the Trust, duly adopted the following resolutions on December 2, 1987:

               RESOLVED, that pursuant to Section 10.9 of the Declaration of Trust of the Trust, Section 8.3 "Quorum and Required vote," be amended in part as follows:

     (1) The second paragraph of Section 8.3 is hereby amended in its entirety as follows:

          "The Trustees shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a vote of all classes of outstanding Shares entitled to vote thereon (irrespective of class), unless the Act or other applicable law or regulations require that the action of the Shareholders be taken by a separate vote of one or more classes, or the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of one or more (but not all) classes of outstanding Shares, in which case only the Shareholders of the class or classes so affected shall be entitled to vote thereon."

     (2) The third paragraph of Section 8.3 is hereby amended in its entirety as follows:

          "Unless otherwise required by this Declaration of Trust, the Act or other applicable law or regulations, a majority of Shares entitled to vote on any question


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          shall determine such question, except that in the election of
          Trustees, a plurality of Shares voting, irrespective of class, shall elect a Trustee.";

          FURTHER RESOLVED, that pursuant to Section 10.9 of the Declaration of Trust of the Trust, Subsection A of Section 10.9 is hereby amended in its entirety as follows:

               "This Declaration of Trust may be amended upon a resolution to that affect being adopted by the Trustees and approved by the affirmative vote of the holders of not less than a majority of the outstanding Shares.";

          FURTHER RESOLVED, that the foregoing amendments to the Declaration of Trust of the Trust be submitted to the Trust's shareholders for approval, by a majority (as defined in the Investment Company Act of 1940) of the outstanding shares of each of the Trust's Funds, at the Special Meeting of Shareholders of the Trust to be held on April 6, 1988; and

          FURTHER RESOLVED, that the proper officers of the Trust be, and hereby are, authorized and directed to execute and file with the proper Massachusetts state authorities any and all such documents in the name and on behalf of the Trust, under its seal or otherwise, necessary or required to be filed in connection with the above amendments, if approved by the shareholders at the Special Meeting, and to do or cause to be done all such other acts or things, as they, or any of them, may deem necessary or desirable to carry out the intent or purpose of the foregoing resolutions.

          4. That the foregoing changes to the Declaration of Trust of the Trust were duly approved by the Trust's Shareholders at the Special Meeting of Shareholders of the Trust held on April 6, 1988; and

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          5.   That the foregoing resolutions remain in full force and effect as of the date hereof.



                                   /s/W. Bruce McConnel, III
                                   ------------------------------
                                   W. Bruce McConnel, III

Dated:  April 26, 1988

Subscribed and Sworn to before me
this 26th day of April, 1988


/s/Irene G. Wilkins
-----------------------------------
Notary Public

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